Exhibit 99.1

FOOTNOTES

1.
This statement is being filed by The Goldman Sachs Group, Inc. (“GS Group”), Goldman, Sachs & Co. (“Goldman Sachs”), GSCP VI Advisors, L.L.C. (“GSCP Advisors”), GSCP VI Offshore Advisors, L.L.C. (“GSCP Offshore Advisors”), GS Advisors VI, L.L.C. (“GS Advisors”), Goldman, Sachs Management GP GmbH (“GS GmbH”), GS Capital Partners VI Fund, L.P. (“GS Capital”), GS Capital Partners VI Offshore Fund, L.P. (“GS Offshore”), GS Capital Partners VI GmbH & Co. KG (“GS Germany”), GS Capital Partners VI Parallel, L.P. (“GS Parallel”), GS Mezzanine Partners V Onshore Fund, L.L.C. (“GS Mezzanine Onshore GP”), GS Mezzanine Partners V Institutional Fund, L.L.C. (“GS Mezzanine Institutional GP”), GS Mezzanine Partners V Offshore Fund, L.L.C. (“GS Mezzanine Offshore GP”), GS Mezzanine Partners V Onshore Fund, L.P. (“GS Mezzanine Onshore”), GS Mezzanine Partners V Institutional Fund, L.P. (“GS Mezzanine Institutional”), GS Mezzanine Partners V Offshore Fund, L.P. (“GS Mezzanine Offshore”), GSMP V Onshore US, Ltd. (“GSMP Onshore”), GSMP V Institutional US, Ltd. (“GSMP Institutional”), and GSMP V Offshore US, Ltd. (“GSMP Offshore” and, together with the foregoing entities, the “Reporting Persons”). GS Capital, GS Offshore, GS Parallel, GS Germany, GSMP Onshore, GSMP Institutional, and GSMP Offshore are referred to herein as the “GS Investors”.  Goldman Sachs is a wholly-owned subsidiary of GS Group.  Goldman Sachs also serves as the manager and the investment manager of certain of the Reporting Persons other than GS Group.  Neither the present filing nor anything contained herein shall be construed as an admission that any Reporting Person constitutes a “person” for any purpose other than for compliance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Due to the electronic system's limitation of 10 Reporting Persons per joint filing, this statement is being filed in duplicate.

2.
On March 7, 2011, MoneyGram International, Inc. (the “Company”), the GS Investors and affiliates and co-investors of Thomas H. Lee Partners, L.P. (“THL”) entered into a Recapitalization Agreement, as amended, (the “Recapitalization Agreement”) pursuant to which (i) the GS Investors agreed (subject to the satisfaction or waiver of certain conditions) to convert all of the shares of Series B-1 Participating Convertible Preferred Stock (“Series B-1 Preferred Stock”) of the Company into Series D Participating Convertible Preferred Stock (“Series D Preferred Stock”) of the Company in accordance with the Certificate of Designations, Preferences and Rights of the Series B-1 Preferred Stock (the “Series B-1 Certificate of Designations”), and (ii) as an inducement to the GS Investors to convert the Series B-1 Preferred Stock and to forgo the rights to liquidation preferences and future dividends provided for in the Series B-1 Certificate of Designations, the Company agreed to pay consideration consisting of additional shares of Series D Preferred Stock to the GS Investors (the “Additional Shares”).  On May 18, 2011, the transactions contemplated by the Recapitalization Agreement were consummated and the GS Investors converted all of the shares of Series B-1 Preferred Stock into Series D Preferred Stock in accordance with the Series B-1 Certificate of Designations and the Company issued the Additional Shares to the GS Investors.  In accordance with the Amended and Restated Certificate of Designations, Preferences and Rights of the Series D Preferred Stock (the “Series D Certificate of Designations”), the Series D Preferred Stock is convertible into shares of common stock of the Company (“Common Stock”) by a holder (other than the Reporting Persons and their affiliates) who receives such shares by means of (i) a widespread public distribution, (ii) a transfer to an underwriter for the purpose of conducting a widespread public distribution, (iii) a transfer in which no transferee (or group of associated transferees) would receive 2% or more of any class of voting securities of the Company, or (iv) a transfer to a transferee that would control more than 50% of the voting securities of the Company without any transfer from such transferor or its affiliates, as applicable (each of (i) – (iv), a “Widely Dispersed Offering”).  The number of shares of Common Stock to be issued upon conversion shall be determined by multiplying each share of Series D Preferred Stock by 1,000.  The Series D Preferred Stock is non-voting while held by the GS Investors or their affiliates, and while held by any holder who receives such shares by means other than a Widely Dispersed Offering.  The Reporting Persons may be deemed to be a member of a “group” within the meaning of Section 13(d)(3) of the Act, with (i) THL and (ii) Silver Point Capital, L.P. and Silver Point Capital Offshore Fund, Ltd. (collectively, “Silver Point”) and may be deemed to beneficially own the Common Stock deemed to be beneficially owned or able to be acquired within 60 days by THL or Silver Point.

3.
As of May 18, 2011, GS Group may be deemed to beneficially own an aggregate of 173,189,567 shares of Common Stock, consisting of (i) 157,685.7676 shares of Series D Preferred Stock acquired as a result of the exempt conversion of the Series B-1 Preferred Stock and (ii) 15,503.8002 shares of Series D Preferred Stock acquired as Additional Shares; both (i) and (ii) are convertible by a holder, other than the Reporting Persons or their affiliates, that receives such shares by means of a Widely Dispersed Offering, subject to certain limitations, into 173,189,567 shares of Common Stock.

As of May 18, 2011, Goldman Sachs may be deemed to beneficially own an aggregate of 168,422,882 shares of Common Stock, consisting of (i) 153,345.7923 shares of Series D Preferred Stock acquired as a result of the exempt conversion of the Series B-1 Preferred Stock and (ii) 15,077.0901 shares of Series D Preferred Stock acquired as Additional Shares; both (i) and (ii) are convertible by a holder, other than the Reporting Persons or their affiliates, that receives such shares by means of a Widely Dispersed Offering, subject to certain limitations, into 168,422,882 shares of Common Stock.  Goldman Sachs also holds open short positions of 9,440 shares of Common Stock, reflecting changes due to exempt transactions and a change of its information barriers as a result of an internal reorganization.

As of May 18, 2011, GS Capital and its sole general partner GSCP Advisors may each be deemed to beneficially own an aggregate of 62,894,587 shares of Common Stock, consisting of (i) 57,264.3116 shares of Series D Preferred Stock acquired as a result of the exempt conversion of the Series B-1 Preferred Stock and (ii) 5,630.2763 shares of Series D Preferred Stock acquired as Additional Shares; both (i) and (ii) are convertible by a holder other than the Reporting Persons or their affiliates, that receives such shares by means of a Widely Dispersed Offering, subject to certain limitations, into 62,894,587 shares of Common Stock.

As of May 18, 2011, GS Offshore and its sole general partner GSCP Offshore Advisors may each be deemed to beneficially own an aggregate of 52,313,504 shares of Common Stock, consisting of (i) 47,630.4385 shares of Series D Preferred Stock acquired as a result of the exempt conversion of the Series B-1 Preferred Stock and (ii) 4,683.0657 shares of Series D Preferred Stock acquired as Additional Shares; both (i) and (ii) are convertible by a holder other than the Reporting Persons or their affiliates, that receives such shares by means of a Widely Dispersed Offering, subject to certain limitations, into 52,313,504 shares of Common Stock.

As of May 18, 2011, GS Parallel and its sole general partner GS Advisors may each be deemed to beneficially own an aggregate of 17,294,939 shares of Common Stock, consisting of (i) 15,746.7096 shares of Series D Preferred Stock acquired as a result of the exempt conversion of the Series B-1 Preferred Stock and (ii) 1,548.2300 shares of Series D Preferred Stock acquired as Additional Shares; both (i) and (ii) are convertible by a holder other than the Reporting Persons or their affiliates, that receives such shares by means of a Widely Dispersed Offering, subject to certain limitations, into 17,294,939 shares of Common Stock.

As of May 18, 2011, GS Germany and its sole general partner GS GmbH may each be deemed to beneficially own an aggregate of 2,235,274 shares of Common Stock, consisting of (i) 2,035.1741 shares of Series D Preferred Stock acquired as a result of the exempt conversion of the Series B-1 Preferred Stock and (ii) 200.1001 shares of Series D Preferred Stock acquired as Additional Shares; both (i) and (ii) are convertible by a holder other than the Reporting Persons or their affiliates, that receives such shares by means of a Widely Dispersed Offering, subject to certain limitations, into 2,235,274 shares of Common Stock.

As of May 18, 2011, GS Mezzanine Onshore, its sole general partner GS Mezzanine Onshore GP, and GSMP Onshore, of which GS Mezzanine Onshore is the sole shareholder, may each be deemed to beneficially own an aggregate of 13,000,004 shares of Common Stock, consisting of (i) 11,836.2542 shares of Series D Preferred Stock acquired as a result of the exempt conversion of the Series B-1 Preferred Stock and (ii) 1,163.7507 shares of Series D Preferred Stock acquired as Additional Shares; both (i) and (ii) are convertible by a holder other than the Reporting Persons or their affiliates, that receives such shares by means of a Widely Dispersed Offering, subject to certain limitations, into 13,000,004 shares of Common Stock.

As of May 18, 2011, GS Mezzanine Institutional, its sole general partner GS Mezzanine Institutional GP and GSMP Institutional, of which GS Mezzanine Institutional is the sole shareholder may each be deemed to beneficially own an aggregate of 1,260,295 shares of Common Stock, consisting of (i) 1,147.475 shares of Series D Preferred Stock acquired as a result of the exempt conversion of the Series B-1 Preferred Stock and (ii) 112.8207 shares of Series D Preferred Stock acquired as Additional Shares; both (i) and (ii) are convertible by a holder other than the Reporting Persons or their affiliates, that receives such shares by means of a Widely Dispersed Offering, subject to certain limitations, into 1,260,295 shares of Common Stock.

As of May 18, 2011, GS Mezzanine Offshore, its sole general partner GS Mezzanine Offshore GP and GSMP Offshore may each be deemed to beneficially own an aggregate of 19,424,275 shares of Common Stock, consisting of (i) 17,685.4293 shares of Series D Preferred Stock acquired as a result of the exempt conversion of the Series B-1 Preferred Stock and (ii) 1,738.8466 shares of Series D Preferred Stock acquired as Additional Shares; both (i) and (ii) are convertible by a holder other than the Reporting Persons or their affiliates, that receives such shares by means of a Widely Dispersed Offering, subject to certain limitations, into 19,424,275 shares of Common Stock.

The Reporting Persons disclaim beneficial ownership of the securities reported herein except to the extent of their pecuniary interest therein.